EXHIBIT 23.5

Consent of Rubin Brown LLP,

Independent Registered Certified Public Accounting Firm

Dated October 24, 2005

Exhibit 23.5

Consent Of Independent Registered Public Accounting Firm

The Board of Directors

CNL Income Properties, Inc.

We consent to the use of our report related to the combined financial statements of the Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC, dated May 5, 2005 included in this Post-Effective Amendment Number Five to the Registration Statement to Form S-11 and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Rubin Brown LLP

St. Louis, Missouri

October 24, 2005